UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2026

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information
Item 2.02 - Results of Operations and Financial Condition
Workday, Inc. (“Workday”) expects its fiscal 2026 fourth quarter and full-year financial results to be in-line with its guidance as provided on its fiscal 2026 third quarter earnings call on November 25, 2025, with the exception of its GAAP operating margin, due to the activities discussed in Items 2.05 and 2.06 below. Workday now expects its fiscal 2026 fourth quarter GAAP operating margin to be 24 to 25 percentage points lower than its fourth quarter non-GAAP operating margin and its fiscal 2026 full-year GAAP operating margin to be 22 to 23 percentage points lower than its full-year non-GAAP operating margin. Workday intends to exclude the charges associated with these activities from its non-GAAP financial measures.
These expectations are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review. As previously announced, Workday is scheduled to report its fiscal 2026 fourth quarter and full-year financial results on Tuesday, February 24, 2026.
Item 2.05 - Costs Associated with Exit or Disposal Activities
On February 4, 2026, certain functions within Workday announced reorganizations designed to better align their people and resources to their highest priorities in fiscal 2027. These actions are expected to result in the elimination of approximately 2% of Workday’s current workforce, primarily in non-revenue generating roles within Workday’s Global Customer Operations team. Workday plans to continue to hire in key strategic areas and locations throughout its fiscal 2027, including additional revenue-generating areas to meet its market opportunity.
In connection with the above, Workday estimates that it will incur approximately $135 million in charges which are expected to be recognized in the fourth quarter of fiscal 2026, consisting of approximately $40 million of future cash expenditures related to severance payments, employee benefits, and related costs and approximately $15 million in non-cash charges for stock-based compensation. The charges also consist of approximately $80 million in non-cash charges related to the impairment of certain office space and long-lived assets.
The actions described above are expected to be substantially completed by the first quarter of fiscal 2027, subject to local law and consultation requirements.
The estimates of the charges and expenditures that Workday expects to incur in connection with the above, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.
Item 2.06 – Material Impairments
The information contained in Item 2.05 above with respect to impairment charges related to certain office space and long-lived assets, as concluded by Workday on January 30, 2026, is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the expected benefits and impact of the reorganizations, the expected hiring plans, the percentage of employees to be impacted, the estimate and timing of the charges that will be incurred, and Workday’s financial outlook for the fourth quarter and fiscal year ended January 31, 2026. These forward-looking statements are based only on currently available information and Workday’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of Workday’s control. If the risks materialize, assumptions prove incorrect, or Workday experiences unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, the risk that we may not realize the anticipated benefits of the Plan to the extent or as quickly as anticipated or at all, the risk that the Plan costs and charges may be greater than anticipated, the risk that the Plan could negatively impact our business operations, as well as the risks described in Workday’s filings with the Securities and Exchange Commission (“SEC”), including Workday’s most recent report on Form 10-Q or Form 10-K and other reports that Workday has filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report, except as required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 4, 2026

Workday, Inc.
/s/ Zane Rowe
Zane Rowe
Chief Financial Officer